EX-99.B-13
                            JNLNY SEPARATE ACCOUNT I
                     SCHEDULE OF CALCULATION OF PERFORMANCE

Yield:

PPM/America/JNL  Money Market Portfolio This
example  illustrates the yield quotation for
the PPM America/JNL  Money Market  Portfolio
for the seven-day  period ended December 31,
2000:
Value of hypothetical  pre-existing  account
  with  exactly one  Accumulation  Unit at the
  beginning of the period ........................................    $10.777913
Value  of same  account  (excluding  capital
  changes)   at  the  end  of  the   seven-day
  period..........................................................    $10.787298
Net change in account value ......................................    $ 0.009385
Base Period Return:
  Net change in account value divided
  by beginning account value......................................     0.087076%
Annualized Current Yield [0.087076% X (365/7)]....................         4.54%
                               365/7
Effective Yield (0.087076% +1)       -1...........................         4.64%

Other Portfolios
The  following   example   illustrates   the
annualized current yield calculation for the
Salomon  Brothers/JNL  Global Bond Portfolio
for the 30 day base  period  ended  December
31,2000:
Dividends and interest earned by the Salomon
  Brothers/JNL  Global Bond Series  during the
  base period ....................................................   $783,547.93
Expenses accrued for the base period..............................  $  88,293.08
                                                                    ------------

                                                                  $695,254.85(A)
                                                                  ==============

Product of the maximum public offering price
  on the last day of the base  period  and the
  average  daily number of Shares  outstanding
  during the base period that were entitled to
  receive  dividends  ($10.36 X 10,698,026.739
  Shares) = ................................................ $ 110,831,557.02(B)
                                                             ===================

Quotient of dividends  and  interest  earned
  minus expenses accrued divided by product of
  maximum public offering price  multiplied by
  average Shares  outstanding (A divided by B) = ...............   0.6273077%(C)

Adding one and raising total to the 6th power (C + 1) = ........  1.038233693(D)

Annualized current yield [2(D - 1) x 100] = ....................           7.65%
Reducing the yield by the annual effective
  Mortality and Expense Charge and the
  Administrative Charge (1.40%).................................           6.25%
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Total Return:

Standardized
The following example illustrates the total return for the JNL Capital Growth Portfolio of a hypothetical Contract invested in the JNL Capital Growth Series of the JNL Series
Trust from the date the Portfolio as first available for investment through December
31, 2000:

Hypothetical $1,000 initial investment on
  December 17, 1998.............................................          $1,000
Ending redeemable value of the investment
  on December 31, 2000 (after deferred
  sales charge and contract maintenance charge).................          $1,558
Total   return   for  the   period   is  the
  difference  between  the  ending  redeemable
  value and the  hypothetical  $1,000  initial
  investment   divided  by  the   hypothetical
  $1,000  initial  investment;  the  result is
  expressed  in  terms  of a  percentage  (For
  example, 2 equals 200%).......................................          55.80%

Non Standardized
The following example illustrates the total return for the JNL Capital Growth Portfolio of a hypothetical Contract invested in the JNL Capital Growth Series of the JNL Series
Trust from the date the Series was first available for investment through December
31, 2000:

Hypothetical $10,000 initial investment on
  May 15, 1995..................................................         $10,000
Ending redeemable value of the investment
  on December 31, 2000..........................................         $32,790
Total   return   for  the   period   is  the
  difference  between  the  ending  redeemable
  value and the  hypothetical  $10,000 initial
  investment   divided  by  the   hypothetical
  $10,000  initial  investment;  the result is
  expressed  in  terms  of a  percentage  (For
  example, 2 equal 200%) .......................................         227.90%